Exhibit 99.1

Inogen Announces the Appointment of Vafa Jamali to Board of Directors

BEVERLY, Mass., April 6, 2026 -- Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced the appointment of Vafa Jamali as an independent director to the Inogen Board of Directors (the “Board”), effective on the date of the Company’s 2026 Annual Meeting, or June 15th if earlier.

Mr. Jamali is a long-time medical device executive who will bring added depth and expertise to the Board. During his tenure as the Chief Executive Officer of ZimVie, he led the company’s Nasdaq listing following the spin-out from Zimmer Biomet and helped each of the businesses (Spine and Dental) through significant portfolio optimization actions to support a turnaround to higher growth and profitability. Prior to ZimVie, most notably, he spent nearly twelve years at Covidien and Medtronic, where he most recently served as Senior Vice President and President of the Respiratory, Gastrointestinal & Informatics division, a $3 billion business that included 10,000 team members across four businesses and 14 manufacturing sites. While leading that division, he played a key role in accelerating growth and expanding margins.

“We are pleased to welcome Vafa to the Board and look forward to benefiting from his unique perspectives,” said Beth Mora, Chairperson of the Board. “Throughout his many years of leading medical device companies, Vafa has established a track record of driving strategic execution and delivering sustained growth. As we continue advancing our transformation from a single product oxygen company into a diversified respiratory care platform, we believe Vafa’s insight and direction will help guide our management team to execute on its path forward and continue to deliver strong top-line growth and improve profitability.”

“Inogen is well positioned to drive meaningful growth, supported by its strong foundation in portable oxygen and an expanded, diversified product portfolio, as healthcare systems continue to shift care into the home,” said Mr. Jamali. “The Company’s clear strategic direction and improved financial profile provide a solid foundation for the opportunities ahead, and I look forward to working closely with the Board and management to help guide Inogen’s continued progress.”

“We invested in Inogen because we believe the Company’s innovative respiratory product portfolio is uniquely positioned to address growing and unmet patient needs. As Inogen executes on profitable growth, more patient lives are enhanced and the broader healthcare system benefits,” said Benjamin Natter, Managing Member of Kent Lake. “Our recent discussions with the Company have reinforced our confidence in the direction Inogen is taking, and we believe Vafa will be a constructive addition to the Board as management continues to execute on its established strategic priorities of driving organic revenue growth, advancing profitability and cash generation, continued product innovation, and disciplined capital allocation.”

In connection with Mr. Jamali’s appointment, the Company has entered into a cooperation agreement with Kent Lake Partners LP, Kent Lake PR LLC and Benjamin Natter (collectively, “Kent Lake”). The agreement includes customary standstill, voting, and other provisions. The agreement will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

Evercore is serving as financial advisor to the Company, Covington & Burling LLP is serving as legal counsel and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

For more information, please visit www.inogen.com.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not historical facts, including, but not limited to, statements regarding Inogen’s future business plans, market opportunities, financial outlook, growth strategies, and anticipated operational results, are forward-looking statements. Words such as “aims,” “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks and uncertainties relating to Inogen’s 2026 annual meeting of stockholders; its 2026 first quarter and full year financial guidance; market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2025, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Contact
ir@inogen.net